SCHEDULE 14A

Consent Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

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VIVUS, Inc.

(Name of Registrant as Specified In Its Charter)

First Manhattan Co.

First Health, L.P.

First Health Limited

First Health Associates, L.P.

First BioMed Management Associates, LLC

First BioMed, L.P.

First BioMed Portfolio, L.P.

Michael James Astrue

Jon C. Biro

Samuel F. Colin

Johannes J.P. Kastelein

David York Norton

Herman Rosenman

Rolf Bass

Melvin L. Keating

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

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On April 26, 2013, First Manhattan Co. and its affiliates (collectively, "First Manhattan") filed a Schedule 13D Amendment with the Securities and Exchange Commission (the "13D Amendment") which attached as an exhibit a third letter from First Manhattan to VIVUS, Inc. ("Vivus"). Such letter responded to a third request from Vivus's counsel that each of the individuals nominated by First Manhattan (the "Nominees") for election to the board of directors of Vivus (the "Board") at its 2013 annual meeting of stockholders (the "Annual Meeting") submit to interviews by the Nominating and Governance Committee of the Board. The letter from First Manhattan's counsel reiterated that First Manhattan was willing to have the Nominees submit to such interviews, but only if the interview process was not part of a plan to delay the Annual Meeting. The letter noted that Vivus had again refused to publicly and firmly commit to holding the Annual Meeting no later than June 30, 2013, as requested by First Manhattan. Accordingly, First Manhattan declined to have its Nominees participate in a process that was designed to delay the Annual Meeting. A copy of the letter is attached as Exhibit 1.

Also attached as an exhibit to the 13D Amendment was a letter from First Manhattan to Vivus responding to Vivus's rejection of the demand by First Manhattan to inspect certain books and records of Vivus pursuant to Section 220 of the Delaware General Corporation Law (the "Demand"). The letter renewed First Manhattan's demand to inspect the books and records originally requested in the Demand, in order to determine (i) whether Vivus should have known that the European Union approval process for Qsymia was in jeopardy in 2011 and whether Vivus failed to make appropriate and timely disclosure regarding such assessment, (ii) whether Vivus made misleading statements in connection with potential marketing partnerships and whether Vivus failed to timely disclose that it would not enter into a marketing partnership, (iii) whether certain former directors of Vivus engaged in insider trading and whether the Board should have restricted such sales of common stock of Vivus, and (iv) whether Vivus failed to disclose material information to its stockholders given Vivus's need to raise funds in the future. A copy of the letter is attached as Exhibit 2.